                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 13, 1997
                                                 ---------------


                  Company Boliviana de Energy Electrica S.A.
                       - Bolivian Power Company Limited
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            (Exact name of registrant as specified in its charter)


       Nova Scotia                            1-12554                         13-2691133
      ------------                            -------                        -----------
(State or other jurisdiction           (Commission File Number)              (IRS Employer
      of incorporation)                                                    Identification No.)



Plaza Venezuela 1401, Casilla 353
La Paz, Bolivia
---------------

  (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code 591-2-356911 (Bolivia)
                                                   ----------------------


515 Madison Avenue, 28th Floor                 Plaza Venezuela 1401, Casilla 353
New York, New York 10022                                         La Paz, Bolivia
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

          On August 13, 1997, Compania Boliviana de Energia Electrica S.A. - Bolivian Power Company Limited (the "Company") entered into a Credit Agreement (the "Credit Agreement") with Corporacion Andina de Fomento ("CAF"), dated as of August 1, 1997, pursuant to which the Company may borrow from CAF, subject to the terms and conditions set forth therein, up to an aggregate principal amount of seventy-five million United States dollars (the "Loan"). The Credit Agreement provides that the principal amount of the Loan outstanding from time to time shall bear interest, during the relevant Interest Period (as defined in the Credit Agreement) at an interest rate equal to either 4.00% or 4.50% per annum, depending upon the type of loan facility, above either (i) the six month offered rate which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the relevant Interest Determination Date (as defined in the Credit Agreement), or (ii) if more than one such offered rate appears on the Reuters Screen LIBO Page, the offered rate equal to the arithmetical average (rounded upward, if necessary, to the nearest 1/16%) of such offered rates. In accordance with the terms of the Credit Agreement, the Company has agreed to grant a security interest in favor of CAF in certain of its assets and the assets of its Restricted Subsidiaries (as defined in the Credit Agreement), including, without limitation, all of its respective real estate and, subject to certain exceptions, all of its respective fixtures and personal property (the "Mortgaged Assets"), as security for the performance by the Company of its obligations under the Loan Documents (as defined in the Credit Agreement). Upon the occurrence of an Event of Default (as defined below), CAF, by notice to the Company, may exercise any or all of its rights and remedies at law or in equity, in any order, including, without limitation, foreclosure on the Mortgaged Assets.

          An Event of Default is defined as one or more of the following events:

               (a)  failure to pay any principal of the Loan;
               (b) failure to pay any interest on the Loan or any other amount due to CAF under the Loan Documents (as defined in the Credit Agreement), which failure shall have continued for a period of five Business Days (as defined in the Credit Agreement);

               (c) (i) failure to perform any term, covenant or agreement contained in the Credit Agreement, including, but not limited to, the Company's agreement that it shall not (A) except for a special dividend in an amount not in excess of $35,000,000 declared by the Company's board of directors and paid by the Company after the Closing Date (as defined in the Credit Agreement) in 1997 at such time as no Event of Default shall have occurred and be continuing (the "Special Dividend"), declare or pay any dividend or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of capital stock of the Company or any option over the same, unless certain specified conditions are met; (B) transfer, convey or otherwise dispose of any part of its business or assets, including an Unrestricted Subsidiary (as defined in the Credit Agreement), or allow any Restricted Subsidiary to do so, except as set forth in the Credit Agreement; (C) incur, assume or permit to exist any Indebtedness (as defined in the Credit Agreement) or allow any Restricted Subsidiary to do so, except (a) the Loan, (b) Indebtedness which is subordinated to the Loan upon terms and conditions acceptable

                                       2
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to CAF, (c) Non-Recourse Debt (as defined in the Credit Agreement), (d) the Loan
Agreement dated March 16, 1995 between the Company and CAF for a loan in the original principal amount of $13,233,571, provided that such loan shall cease to be excepted from this negative covenant five Business Days after the Company has received disbursements thereunder in excess of $61,766,429, (e) guaranties provided to third parties in connection with the Zongo Valley Expansion Project (as defined in the Credit Agreement) and the Miguillas Project (as defined in the Credit Agreement), which are required by the concession therefor, (f) other Indebtedness subject to certain conditions; (D) allow the Leverage Ratio (as defined in the Credit Agreement) to exceed 0.60/1; (E) fail to maintain Tangible Net Worth (as defined in the Credit Agreement) of at least $65,000,000, or, except as may result from payment of the Special Dividend, allow a cumulative reduction of Tangible Net Worth in excess of 15% over any period of four consecutive fiscal quarters, (F) allow the Collateral Value Ratio to fall below 1.25/1 at any time; (G) fail to maintain the Current Ratio (as defined in the Credit Agreement) at least 1.00/1; (H) create, or allow any Restricted
Subsidiary to create, or permit to exist, any lien on any of its respective assets, except Permitted Liens (as defined in the Credit Agreement); or (ii) failure to perform of any other term, covenant or agreement contained in the Credit Agreement or any other Loan Document, which failure under this clause
(ii) shall have continued unremedied for a period of 30 days after the Company becomes aware, or should have become aware, of such default;
               (d) any representation or warranty in the Credit Agreement, or any statement of the Company or any Sponsor (as defined in the Credit Agreement) in any certificate delivered pursuant to any Loan Document, shall be found to have been incorrect in any material respect as of the date made or confirmed and shall continue to be incorrect for a period of 30 days after the Company receives notice thereof;
               (e)  any Political Risk Event (as defined in the Credit
Agreement) shall occur with respect to the Company or any Material Entity
(as defined in the Credit Agreement) which, in the reasonable opinion of CAF, has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement);
               (f) the Company, or any of its "affiliated corporations," or any of its "shareholders or affiliated partners" (as such terms are defined in Article 2 of the Electricity Law (as defined in the Credit Agreement)), fails to comply with the ownership restrictions set forth in Article 15 of the Electricity Law;
               (g)  the Company shall abandon the Zongo Valley Expansion
Project, or any substantial portion thereof, or cease working on the Zongo
Valley Expansion Project for a period in excess of 90 consecutive days
(excluding days where work would not progress due to adverse weather conditions);
               (h) any Permit (as defined in the Credit Agreement) required to conduct the Company's business is revoked, suspended, withdrawn, or declared unenforceable, or material conditions are added thereto, unless such revocation, suspension, withdrawal, declaration or addition of material conditions would not have a Material Adverse Effect;
               (i) there shall have been entered against the Company, the Company's branch in Bolivia, any Restricted Subsidiary (as defined in the Credit Agreement), or any Sponsor, a decree or order by a court adjudging it bankrupt or insolvent or any other event shall have occurred which under applicable law would have an analagous effect,

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

which proceeding or event continues undismissed for sixty (60) days, or such party shall voluntarily institute any such proceedings;
               (j) a material default shall have occurred with respect to any Indebtedness of the Company or any Restricted Subsidiary (other than the Loan) or under any agreement pursuant to which there is outstanding any such Indebtedness of the Company, in excess of $1,000,000 individually, or in excess of $3,000,000 in the aggregate, and such default shall have continued for more than any applicable grace period;
               (k) any lien created by the Security Documents (as defined in the Credit Agreement) ceases to be valid under applicable law or ceases to be effective with the priority purported to be created by the Security Documents and applicable to filings and recordings (subject to Article 35 of the Electricity Law and corresponding regulations);
               (l) any Sponsor fails to comply with the terms of the Shareholder Maintenance Agreement (as defined in the Credit Agreement);
               (m) each of the voting power and aggregate capital stock of the Company shall cease for any reason to be owned, directly or indirectly, by any combination of NRG Energy, Inc. and Vattenfall AB ("Vattenfall") (or, if Vattenfall owns at least 51% of each of the voting power and capital stock of Nordic Power Invest AB, a wholly-owned subsidiary of Vattenfall ("NPI"), owned by NPI), in an amount (i) prior to the fifth anniversary of the Closing Date equal to at least 40%, and (ii) after the fifth anniversary of the Closing
Date equal to at least 30% of each of the voting power and aggregate capital stock; provided, that in each case they shall maintain 50% of each of the
       --------
voting power and aggregate capital stock unless voting stock of the Company is Publicly Traded (as defined in the Credit Agreement) and at least 20% of the voting power is held by persons other than the Sponsors and their affiliates;
               (n)  the Republic of Bolivia ceases to be a member of CAF;
               (o) a Material Adverse Change (as defined in the Credit Agreement) occurs and is continuing;
               (p) one or more judgments are entered against the Company or any of its Restricted Subsidiaries or attachments are obtained against its respective properties, in excess of $1,000,000 individually or $3,000,000 in the aggregate, or the operation or result of which could reasonably be expected to have a Material Adverse Effect, and which remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 60 days; or
               (q) any material provision of the Credit Agreement or any other Loan Document (or any component thereof) is or shall have become or been declared by any government authority or party thereto (other than CAF) invalid, illegal or unenforceable.

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

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


Exhibit
Number                                  Description of Exhibit
-------                                 ----------------------

(a) Form of Credit Agreement dated as of August 1, 1997, by and between Compania Boliviana de Energia Electrica S.A. - Bolivian
               Power Company Limited and Corporacion Andina de Fomento.*
(b)            Form of Shareholder Maintenance Agreement dated as of August 1,
               1997, by and among NRG Energy, Inc., Nordic Power Invest AB and
               Corporacion Andina de Fomento.*
(c) Form of Pledge Agreement dated as of August 1, 1997, by and among Compania Boliviana de Energia Electrica S.A. - Bolivian Power
               Company Limited, Corporacion Andina de Fomento and United States
               Trust Company of New York.*
(d) Form of Subsidiary Guaranty dated as of August 1, 1997, by and among Compania Boliviana de Energia Electrica S.A. - Bolivian
               Power Company Limited, Corporacion Andina de Fomento and all
               Restricted Subsidiaries of the Company made a party to the Agreement by execution of a Joinder to Guaranty in the form attached thereto.*
(e) Form of Indenture dated as of August 1, 1997, by and between Compania Boliviana de Energia Electrica S.A. - Bolivian Power
               Company Limited and Corporacion Andina de Fomento.*



* Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Securities and Exchange Commission on August 14, 1997.

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

                                 SIGNATURES
                                 ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 COMPANIA BOLIVIANA DE ENERGIA
                                                 ELECTRICA S.A. - BOLIVIAN POWER
                                                 COMPANY LIMITED
                                                 ------------------------------
                                                          (Registrant)



                                                 /s/ Michael J. Young
                                                 ------------------------------
                                                 Name: Michael J. Young
                                                 Title:   Secretary


Dated:  August 27, 1997.

                                 Exhibit Index
                                 -------------


Exhibit
Number                                  Description of Exhibit
-------                                 ----------------------
(a)            Form of Credit Agreement dated as of August 1, 1997, by and between Compania Boliviana de Energia Electrica S.A. - Bolivian
               Power Company Limited and Corporacion Andina de Fomento.*
(b)            Form of Shareholder Maintenance Agreement dated as of August 1,
               1997, by and among NRG Energy, Inc., Nordic Power Invest AB and
               Corporacion Andina de Fomento.*
(c)            Form of Pledge Agreement dated as of August 1, 1997, by and among
               Compania Boliviana de Energia Electrica S.A. - Bolivian Power
               Company Limited, Corporacion Andina de Fomento and United States
               Trust Company of New York.*
(d)            Form of Subsidiary Guaranty dated as of August 1, 1997, by and among Compania Boliviana de Energia Electrica S.A. - Bolivian
               Power Company Limited, Corporacion Andina de Fomento and all
               Restricted Subsidiaries of the Company made a party to the
               Agreement by execution of a Joinder to Guaranty in the form attached thereto.*
(e)            Form of Indenture dated as of August 1, 1997, by and between
               Compania Boliviana de Energia Electrica S.A. - Bolivian Power
               Company Limited and Corporacion Andina de Fomento.*



* Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Securities and Exchange Commission on August 14, 1997.

                                       7